Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post–Effective Amendment No. 76 to Registration Statement No. 033-20773 on Form N–1A of our reports dated February 12, 2018 relating to the financial statements and financial highlights of VIP Contrafund Portfolio and VIP Index 500 Portfolio, our report dated February 14, 2018 relating to the financial statements and financial highlights of VIP Disciplined Small Cap Portfolio, and our report dated February 15, 2018 relating to the financial statements and financial highlights of VIP Emerging Markets Portfolio, each a fund of Variable Insurance Products Fund II, appearing in the Annual Reports on Form N-CSR of Variable Insurance Products Fund II for the year ended December 31, 2017, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” or “Independent Registered Public Accounting Firms” in the Statements of Additional Information, which are a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 13, 2018